Exhibit 99.1

Shareholder Relations                 NEWS RELEASE
288 Union Street,
Rockland, MA 02370

INDEPENDENT BANK CORP. REPORTS THIRD QUARTER NET INCOME OF $23.9 MILLION
Higher Revenues and Returns Drive Solid Earnings Growth

Rockland, Massachusetts (October 19, 2017) Independent Bank Corp. (Nasdaq Global Select Market: INDB), parent of Rockland Trust Company, today announced 2017 third quarter net income of $23.9 million, or $0.87 per diluted share, compared to $20.6 million, or $0.75 per diluted share, reported in the prior quarter. There were no adjustments to net income during the third quarter which the Company considers to be non-core, whereas the second quarter 2017 net income included merger and acquisition expenses, which the Company does consider to be non-core. Excluding these items and their related tax impact, adjusted net income for the second quarter of 2017 was $22.4 million, or $0.82 per diluted share. Third quarter 2017 results compared to the adjusted second quarter 2017 results reflect an increase in adjusted net income of $1.5 million, or 6.6%, and an increase in adjusted diluted earnings per share of $0.05, or 6.1%.

“Rockland Trust’s strong performance continued in the third quarter of 2017, a period in which we achieved a new quarterly earnings per share record,” said Christopher Oddleifson, the Chief Executive Officer and President of Independent Bank Corp. and Chief Executive Officer of Rockland Trust Company. "We are well positioned to take advantage of a rising interest rate environment, and the increases in both our net interest margin and earnings during this quarter demonstrate that we are harvesting the benefits of our loan and deposit pricing strategies. My colleagues are devoted to the customers and communities we serve, and those tireless efforts will help us to continue to execute our plans for future growth.”

BALANCE SHEET

Total assets of $8.1 billion at September 30, 2017 increased by $35.6 million, or 0.4%, from the prior quarter and by $550.9 million, or 7.3%, as compared to the year ago period, inclusive of the 2017 second quarter Island Bancorp, Inc. ("Island Bancorp") acquisition and 2016 fourth quarter New England Bancorp, Inc. ("NEB") acquisition.

Total loans grew modestly in the third quarter by $20.2 million, or 0.3%, from the prior quarter. Within the overall commercial portfolio, strong growth in commercial construction (increase of $54.5 million, or 16.0% ) was offset by a decline in commercial and industrial (decrease of $52.4 million, or 5.8% ), related to lower utilization rates reflective of weaker customer demand conditions. The combined consumer real estate loan portfolio increased during the third quarter by $15.6 million, or 0.9%. Exclusive of the recent acquisitions, total loans increased by $162.5 million, or 2.8%, when compared to the year ago period.

Deposit balances in the third quarter remained relatively consistent with the prior quarter. The Company continued to experience strong growth in demand deposits (increase of $65.3 million, or 3.1%) along with higher time deposit levels arising from the increase in short term rates. These increases were offset by seasonal declines in government banking accounts. Exclusive of the recent acquisitions, total deposits increased by $78.2 million, or 1.2%, when compared to the year ago period. The Company's core deposits as a percentage of total deposits remained over 90% at September 30, 2017. The total cost of deposits increased by two basis points in the third quarter to 0.20%.

The securities portfolio also remained relatively flat to the prior quarter and is up approximately $90.6 million from the year ago period. None of this increase was attributable to the recent acquisitions. Total securities of $909.2 million comprised 11.3% of total assets at September 30, 2017.

The Company's total borrowings of $340.7 million increased $20.3 million during the third quarter, mainly due to an increase in customer repurchase agreements. Also during the third quarter, a $25.0 million Federal Home Loan Bank ("FHLB") advance matured and was replaced with a new $25.0 million FHLB advance in conjunction with an interest-rate-swap agreement, effectively lowering the borrowing rate. As a result, the total cost of borrowings declined 17 basis points to 1.63% for the third quarter, versus 1.80% in the linked quarter.

Stockholders' equity at September 30, 2017 rose to $931.2 million, representing increases of 1.8% from June 30, 2017, due primarily to strong earnings retention. Stockholders' equity increased by 13.8% when compared to the year ago period, driven by the Island Bancorp and NEB acquisitions. Book value per share increased $0.60, or 1.8%, during the third quarter compared to the prior quarter, and the Company's ratio of common equity to assets of 11.56% increased by 15 basis points from the prior quarter and by 65 basis points from the same period a year ago. The Company's tangible book value per share rose by $0.64, or 2.6%, to $25.12 in the third quarter compared to the second quarter of 2017, reflecting an 8.8% increase from the year ago period. The Company's ratio of tangible common equity to tangible assets of 8.82% at September 30, 2017 represents increases of 18 basis points from the prior quarter and 49 basis points from the same period a year ago.

NET INTEREST INCOME

Net interest income for the third quarter increased 5.2% to $67.1 million compared to $63.8 million in the prior quarter, which was attributable to both higher levels of interest-earning assets and a higher net interest margin. The Company’s net interest margin increased by 5 basis points from the prior quarter to 3.65%, reflecting the Company's asset sensitive position. In the past year the net interest margin has risen by 25 basis points.

NONINTEREST INCOME

Noninterest income decreased $628,000, to $20.8 million in the third quarter. Significant changes in noninterest income in the third quarter compared to the prior quarter included the following:

•	Deposit account fees and interchange and ATM fees increased by $100,000, or 1.1%, driven mainly by seasonal debit card usage.

•
Investment management income was consistent, reflecting a higher level of assets under administration, which grew 2.5% to $3.3 billion as of September 30, 2017, due to strong new business results as well as market appreciation, offset by a decrease in seasonal tax preparation fees.

•	Loan level derivative income decreased by $553,000, or 41.4%, as a result of reduced customer demand in the quarter.

•	Other noninterest income decreased by $182,000, or 6.3%, primarily due to a decrease in income from Community Reinvestment Act investments and a lower gain on sale of fixed assets.

NONINTEREST EXPENSE

Noninterest expense of $51.3 million in the third quarter was $1.5 million, or 2.8%, lower than the prior quarter. Significant changes in noninterest expense in the third quarter compared to the prior quarter included the following:

•
Salaries and employee benefits expense increased by $635,000, or 2.2%, due primarily to an increased workforce, a portion of which relates to the inclusion of the acquired Island Bancorp personnel for the full third quarter, as well as additional seasonal help and new hires.

•
There were no merger and acquisition costs for the third quarter of 2017 as compared to $2.9 million in the prior quarter. The majority of the expenses in the prior quarter related to compensation and severance agreements, as well as contract termination costs associated with the closing of the Island Bancorp acquisition.

•
Other noninterest expense increased by $771,000, or 5.8%, driven primarily by higher loan work out costs associated with the bankruptcy of a large commercial customer previously placed on nonaccrual status and reserved for, partially offset by a decrease in consulting fees.

The Company generated a return on average assets and a return on average common equity of 1.18% and 10.18%, respectively, in the third quarter, as compared to 1.06% and 9.15%, respectively, for the prior quarter. On an operating basis during the second quarter, the Company generated a return on average assets and return on average equity of 1.15% and 9.96%, respectively. There were no adjustments to net income during the third quarter which the Company considers to be non-core.

ASSET QUALITY

During the third quarter, the Company recorded total net recoveries of $231,000 compared to net charge-offs of $3.9 million in the prior quarter which were largely attributable to the aforementioned large commercial relationship which was specifically reserved for in the fourth quarter of 2016. As such, there was zero provision for loan losses for the third quarter of 2017 versus $1.1 million in the second quarter of 2017. Nonperforming loans decreased to $50.3 million, or 0.80% of loans, at September 30, 2017 from $51.8 million, or 0.83% of loans, at June 30, 2017. Total nonperforming assets decreased to $53.2 million at the end of the third quarter, as compared to $54.8 million at the end of the prior quarter. Delinquency as a percentage of loans was 0.82% as of September 30, 2017 and June 30, 2017.

The allowance for loan losses was $59.7 million at September 30, 2017, as compared to $59.5 million at June 30, 2017. The Company’s allowance for loan losses as a percentage of loans was 0.95% at both September 30, 2017 and June 30, 2017, respectively.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer, will host a conference call to discuss third quarter earnings at 10:00 a.m. Eastern Time on Friday, October 20, 2017. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Conference Number: 10112786 and will be available through November 3, 2017. Additionally, a webcast replay will be available until October 20, 2018.

ABOUT INDEPENDENT BANK CORP.
Independent Bank Corp. has approximately $8.1 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island, as well as through telephone banking, mobile banking, and the Internet. Rockland Trust is an FDIC Member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes or volatility in the local real estate market;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio including those related to one or more large commercial relationships;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax expense, resulting from failure to comply with general tax laws, changes in tax laws, or failure to comply with requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	a deterioration of the credit rating for U.S. long-term sovereign debt;

•	our inability to adapt to changes in information technology, including changes to industry accepted delivery models driven by a migration to the internet as a means of service delivery;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	the inability to realize expected synergies from merger transactions in the amounts or in the timeframe anticipated;

•	inability to retain customers and employees, including those acquired in previous acquisitions;

•
the effect of laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and the Consumer Protection Act and regulatory uncertainty surrounding these laws and regulations;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters;

•	cyber security attacks or intrusions that could adversely impact our businesses; and

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating earnings and operating EPS, tangible book value per share and the tangible common equity ratio, and return on average assets and return on average equity on an operating basis.

Operating earnings and operating EPS exclude items that management believes are unrelated to its core banking business such as losses on extinguishment of debt, merger and acquisition expenses, and other items.  The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing stockholders' equity less goodwill and identifiable intangible assets, or "tangible common equity", by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets, defined as total assets less goodwill and other intangibles)and with analysis of return on average assets and return on average common equity on an operating basis. The Company has included information on tangible book value per share, the tangible common equity ratio, and return on average assets and return on average common equity on an operating basis because management believes that investors may find it useful to have access to the same analytical tool used by management.  As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles.  Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings, operating EPS, tangible book value per share, the tangible common equity ratio, and return on average assets and return on average equity on an operating basis are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Contacts:

Chris Oddleifson
President and Chief Executive Officer
(781) 982-6660

Robert Cozzone
Chief Financial Officer and Treasurer
(781) 982-6723

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
CONSOLIDATED BALANCE SHEETS
(Unaudited, dollars in thousands)				% Change	% Change
	September 30 2017	June 30 2017	September 30 2016	Sept 2017 vs.	Sept 2017 vs.
				June 2017	Sept 2016
Assets
Cash and due from banks	$100,404	$110,249	$92,185	(8.93)%	8.92%
Interest-earning deposits with banks	158,861	126,073	265,618	26.01%	(40.19)%
Securities
Securities - trading	1,298	1,293	809	0.39%	60.44%
Securities - available for sale	429,125	415,943	387,008	3.17%	10.88%
Securities - held to maturity	478,798	498,392	430,763	(3.93)%	11.15%
Total securities	909,221	915,628	818,580	(0.70)%	11.07%
Loans held for sale (at fair value)	5,459	9,381	13,334	(41.81)%	(59.06)%
Loans
Commercial and industrial	858,522	910,936	857,713	(5.75)%	0.09%
Commercial real estate	3,087,160	3,083,020	2,787,660	0.13%	10.74%
Commercial construction	395,267	340,757	376,245	16.00%	5.06%
Small business	130,656	131,663	115,054	(0.76)%	13.56%
Total commercial	4,471,605	4,466,376	4,136,672	0.12%	8.10%
Residential real estate	756,130	749,392	632,685	0.90%	19.51%
Home equity - first position	615,132	612,428	559,867	0.44%	9.87%
Home equity - subordinate positions	437,163	431,031	405,245	1.42%	7.88%
Total consumer real estate	1,808,425	1,792,851	1,597,797	0.87%	13.18%
Other consumer	9,872	10,469	11,664	(5.70)%	(15.36)%
Total loans	6,289,902	6,269,696	5,746,133	0.32%	9.46%
Less: allowance for loan losses	(59,710)	(59,479)	(58,205)	0.39%	2.59%
Net loans	6,230,192	6,210,217	5,687,928	0.32%	9.53%
Federal Home Loan Bank stock	11,597	14,421	11,304	(19.58)%	2.59%
Bank premises and equipment, net	94,906	92,664	76,429	2.42%	24.18%
Goodwill	231,806	231,806	201,083	—%	15.28%
Other intangible assets	10,299	11,199	9,751	(8.04)%	5.62%
Cash surrender value of life insurance policies	150,352	149,319	137,723	0.69%	9.17%
Other real estate owned and other foreclosed assets	2,898	3,029	1,798	(4.32)%	61.18%
Other assets	146,924	143,307	186,276	2.52%	(21.13)%
Total assets	$8,052,919	$8,017,293	$7,502,009	0.44%	7.34%
Liabilities and Stockholders' Equity
Deposits
Demand deposits	$2,183,760	$2,118,506	$2,024,235	3.08%	7.88%
Savings and interest checking accounts	2,568,620	2,676,389	2,417,195	(4.03)%	6.26%
Money market	1,302,662	1,292,311	1,198,959	0.80%	8.65%
Time certificates of deposit	627,900	608,174	629,071	3.24%	(0.19)%
Total deposits	6,682,942	6,695,380	6,269,460	(0.19)%	6.60%
Borrowings
Federal Home Loan Bank borrowings	53,272	53,279	50,826	(0.01)%	4.81%
Customer repurchase agreements	179,670	159,371	140,914	12.74%	27.50%
Junior subordinated debentures, net	73,071	73,069	73,157	—%	(0.12)%
Subordinated debentures, net	34,670	34,659	34,624	0.03%	0.13%
Total borrowings	340,683	320,378	299,521	6.34%	13.74%
Total deposits and borrowings	7,023,625	7,015,758	6,568,981	0.11%	6.92%
Other liabilities	98,070	86,951	114,786	12.79%	(14.56)%

Total liabilities	7,121,695	7,102,709	6,683,767	0.27%	6.55%
Stockholders' equity
Common stock	273	272	261	0.37%	4.60%
Additional paid in capital	477,877	476,684	409,731	0.25%	16.63%
Retained earnings	452,658	437,587	404,750	3.44%	11.84%
Accumulated other comprehensive income, net of tax	416	41	3,500	914.63%	(88.11)%
Total stockholders' equity	931,224	914,584	818,242	1.82%	13.81%
Total liabilities and stockholders' equity	$8,052,919	$8,017,293	$7,502,009	0.44%	7.34%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Three Months Ended
				% Change	% Change
	September 30 2017	June 30 2017	September 30 2016	Sept 2017 vs.	Sept 2017 vs.
				June 2017	Sept 2016
Interest income
Interest on federal funds sold and short-term investments	$417	$190	$387	119.5%	7.75%
Interest and dividends on securities	5,661	5,635	5,062	0.46%	11.83%
Interest and fees on loans	65,667	62,287	56,778	5.43%	15.66%
Interest on loans held for sale	33	21	81	57.14%	(59.26)%
Total interest income	71,778	68,133	62,308	5.35%	15.20%
Interest expense
Interest on deposits	3,331	2,912	2,733	14.39%	21.88%
Interest on borrowings	1,374	1,466	1,907	(6.28)%	(27.95)%
Total interest expense	4,705	4,378	4,640	7.47%	1.40%
Net interest income	67,073	63,755	57,668	5.20%	16.31%
Provision for loan losses	—	1,050	950	nm	nm
Net interest income after provision for loan losses	67,073	62,705	56,718	6.97%	18.26%
Noninterest income
Deposit account fees	4,401	4,392	4,766	0.20%	(7.66)%
Interchange and ATM fees	4,525	4,434	4,190	2.05%	8.00%
Investment management	5,967	5,995	5,446	(0.47)%	9.57%
Mortgage banking income	1,338	1,314	1,963	1.83%	(31.84)%
Increase in cash surrender value of life insurance policies	1,019	1,017	984	0.20%	3.56%
Gain on sale of equity securities	12	3	—	300.00%	nm
Loan level derivative income	784	1,337	810	(41.36)%	(3.21)%
Other noninterest income	2,724	2,906	2,257	(6.26)%	20.69%
Total noninterest income	20,770	21,398	20,416	(2.93)%	1.73%
Noninterest expenses
Salaries and employee benefits	29,289	28,654	27,395	2.22%	6.91%
Occupancy and equipment expenses	6,085	6,059	5,433	0.43%	12.00%
Data processing and facilities management	1,272	1,188	1,400	7.07%	(9.14)%
FDIC assessment	673	778	725	(13.50)%	(7.17)%
Merger and acquisition expense	—	2,909	151	nm	nm
Loss on sale of equity securities	1	2	—	(50.00)%	nm
Other noninterest expenses	13,990	13,219	11,753	5.83%	19.03%
Total noninterest expenses	51,310	52,809	46,857	(2.84)%	9.50%
Income before income taxes	36,533	31,294	30,277	16.74%	20.66%
Provision for income taxes	12,681	10,731	9,793	18.17%	29.49%
Net Income	$23,852	$20,563	$20,484	15.99%	16.44%

nm - the percentage is not meaningful

Weighted average common shares (basic)	27,436,792	27,257,799	26,324,316
Common share equivalents	76,307	74,497	53,072
Weighted average common shares (diluted)	27,513,099	27,332,296	26,377,388

Basic earnings per share	$0.87	$0.75	$0.78	16.00%	11.54%
Diluted earnings per share	$0.87	$0.75	$0.78	16.00%	11.54%

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):
Net income	$23,852	$20,563	$20,484
Noninterest expense components
Add - merger and acquisition expenses	—	2,909	151
Noncore items, gross	—	2,909	151
Less - net tax benefit associated with noncore items (1)	—	(1,088)	(61)
Noncore items, net of tax	—	1,821	90
Net operating earnings	$23,852	$22,384	$20,574	6.56%	15.93%

Diluted earnings per share, on an operating basis	$0.87	$0.82	$0.78	6.10%	11.54%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.65%	3.60%	3.40%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.18%	1.06%	1.09%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.18%	1.15%	1.10%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	10.18%	9.15%	9.98%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	10.18%	9.96%	10.03%

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, dollars in thousands, except per share data)
	Nine Months Ended
			% Change
	September 30 2017	September 30 2016	Sept 2017 vs.
			Sept 2016

Interest income
Interest on federal funds sold and short-term investments	$814	$767	6.13%
Interest and dividends on securities	16,689	15,589	7.06%
Interest and fees on loans	186,747	166,683	12.04%
Interest on loans held for sale	68	170	(60.00)%
Total interest income	204,318	183,209	11.52%
Interest expense
Interest on deposits	9,010	8,339	8.05%
Interest on borrowings	4,280	5,778	(25.93)%
Total interest expense	13,290	14,117	(5.86)%
Net interest income	191,028	169,092	12.97%
Provision for loan losses	1,650	2,075	(20.48)%
Net interest income after provision for loan losses	189,378	167,017	13.39%
Noninterest income
Deposit account fees	13,337	13,979	(4.59)%
Interchange and ATM fees	12,881	12,050	6.90%
Investment management	17,576	16,183	8.61%

Mortgage banking income	3,609	4,458	(19.04)%
Increase in cash surrender value of life insurance policies	3,000	2,980	0.67%
Gain on sale of equity securities	19	5	280.00%
Loan level derivative income	2,727	4,627	(41.06)%
Other noninterest income	7,931	6,384	24.23%
Total noninterest income	61,080	60,666	0.68%
Noninterest expenses
Salaries and employee benefits	86,267	81,561	5.77%
Occupancy and equipment expenses	18,302	16,927	8.12%
Data processing and facilities management	3,732	3,831	(2.58)%
FDIC assessment	2,234	2,655	(15.86)%
Merger and acquisition expense	3,393	691	391.03%
Loss on extinguishment of debt	—	437	nm
Loss on sale of equity securities	6	32	(81.25)%
Other noninterest expenses	38,958	34,351	13.41%
Total noninterest expenses	152,892	140,485	8.83%
Income before income taxes	97,566	87,198	11.89%
Provision for income taxes	32,426	27,729	16.94%
Net Income	$65,140	$59,469	9.54%

nm - the percentage is not meaningful
Weighted average common shares (basic)	27,242,902	26,301,340
Common share equivalents	78,043	48,354
Weighted average common shares (diluted)	27,320,945	26,349,694

Basic earnings per share	$2.39	$2.26	5.75%
Diluted earnings per share	$2.38	$2.26	5.31%

Reconciliation of Net Income (GAAP) to Operating Earnings (Non-GAAP):
Net Income	$65,140	$59,469
Noninterest expense components
Add - loss on extinguishment of debt	—	437
Add - merger and acquisition expenses	3,393	691
Noncore items, gross	3,393	1,128
Less - net tax benefit associated with noncore items (1)	(1,241)	(461)
Noncore items, net of tax	2,152	667
Net operating earnings	$67,292	$60,136	11.90%

Diluted earnings per share, on an operating basis	$2.46	$2.28	7.89%
(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

Performance ratios
Net interest margin (FTE)	3.59%	3.42%
Return on average assets GAAP (calculated by dividing net income by average assets)	1.11%	1.09%
Return on average assets on an operating basis (calculated by dividing net operating earnings by average assets)	1.15%	1.10%
Return on average common equity GAAP (calculated by dividing net income by average common equity)	9.65%	9.92%
Return on average common equity on an operating basis (calculated by dividing net operating earnings by average common equity)	9.96%	10.03%

ASSET QUALITY
(Unaudited, dollars in thousands)	Nonperforming Assets At
	September 30 2017	June 30 2017	September 30 2016
Nonperforming loans
Commercial & industrial loans	$32,556	$33,630	$3,065
Commercial real estate loans	3,052	4,679	7,399
Small business loans	403	453	288
Residential real estate loans	8,297	7,683	7,684
Home equity	5,903	5,240	6,311
Other consumer	66	98	46
Total nonperforming loans	$50,277	$51,783	$24,793
Other real estate owned	2,898	3,029	1,798
Total nonperforming assets	$53,175	$54,812	$26,591

Nonperforming loans/gross loans	0.80%	0.83%	0.43%
Nonperforming assets/total assets	0.66%	0.68%	0.35%
Allowance for loan losses/nonperforming loans	118.76%	114.86%	234.76%
Allowance for loan losses/total loans	0.95%	0.95%	1.01%
Delinquent loans/total loans	0.82%	0.82%	0.44%

	Nonperforming Assets Reconciliation for the Three Months Ended
	September 30 2017	June 30 2017	September 30 2016

Nonperforming assets beginning balance	$54,812	$58,456	$27,473
New to nonperforming	3,573	3,619	2,630
Loans charged-off	(817)	(4,198)	(1,143)
Loans paid-off	(3,679)	(1,124)	(2,049)
Loans transferred to other real estate owned/other assets	(107)	—	—
Loans restored to performing status	(557)	(1,642)	(288)
New to other real estate owned	107	—	—
Valuation write down	(238)	(95)	(5)
Sale of other real estate owned	—	(279)	(42)
Other	81	75	15
Nonperforming assets ending balance	$53,175	$54,812	$26,591

	Net Charge-Offs (Recoveries)
	Three Months Ended			Nine Months Ended
	September 30 2017	June 30 2017	September 30 2016	September 30 2017	September 30 2016
Net charge-offs (recoveries)
Commercial and industrial loans	$(280)	$3,578	$(36)	$3,111	$(819)
Commercial real estate loans	(286)	(26)	217	(343)	(170)
Small business loans	147	11	70	162	69
Residential real estate loans	28	114	(130)	153	(155)
Home equity	16	96	130	50	414
Other consumer	144	116	221	373	356
Total net charge-offs (recoveries)	$(231)	$3,889	$472	$3,506	$(305)

Net charge-offs (recoveries) to average loans (annualized)	(0.01)%	0.25%	0.03%	0.08%	(0.01)%

	Troubled Debt Restructurings At
	September 30 2017	June 30 2017	September 30 2016
Troubled debt restructurings on accrual status	$26,731	$—	$—
Troubled debt restructurings on nonaccrual status	5,776	—	—
Total troubled debt restructurings	$32,507	$—	$—

BALANCE SHEET AND CAPITAL RATIOS
	September 30 2017	June 30 2017	September 30 2016
Gross loans/total deposits	94.12%	93.64%	91.65%
Common equity tier 1 capital ratio (1)	11.12%	10.95%	10.78%
Tier one leverage capital ratio (1)	10.03%	10.07%	9.59%
Common equity to assets ratio GAAP	11.56%	11.41%	10.91%
Tangible common equity to tangible assets ratio (2)	8.82%	8.64%	8.33%
Book value per share GAAP	$33.94	$33.34	$31.09
Tangible book value per share (2)	$25.12	$24.48	$23.08
(1) Estimated number for September 30, 2017.
(2) See Appendix A for detailed reconciliation from GAAP to Non-GAAP ratios.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)	Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate	Balance	Paid (1)	Rate
Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$132,327	$417	1.25%	$72,676	$190	1.05%	$305,728	$387	0.50%
Securities
Securities - trading	1,299	—	—%	1,292	—	—%	805	—	—%
Securities - taxable investments	908,560	5,642	2.46%	900,086	5,609	2.50%	815,889	5,034	2.45%
Securities - nontaxable investments (1)	2,817	29	4.08%	3,787	40	4.24%	4,382	43	3.90%
Total securities	912,676	5,671	2.47%	905,165	5,649	2.50%	821,076	5,077	2.46%
Loans held for sale	5,766	33	2.27%	3,733	21	2.26%	11,652	81	2.77%
Loans
Commercial and industrial	868,358	9,173	4.19%	895,173	9,098	4.08%	851,497	8,420	3.93%
Commercial real estate (1)	3,104,098	32,875	4.20%	3,028,745	30,968	4.10%	2,723,832	28,466	4.16%
Commercial construction	365,143	4,177	4.54%	362,603	4,105	4.54%	370,085	3,881	4.17%
Small business	130,275	1,828	5.57%	129,100	1,776	5.52%	111,932	1,502	5.34%
Total commercial	4,467,874	48,053	4.27%	4,415,621	45,947	4.17%	4,057,346	42,269	4.14%
Residential real estate	749,813	7,656	4.05%	704,726	7,024	4.00%	631,582	6,334	3.99%
Home equity	1,046,894	10,081	3.82%	1,028,109	9,444	3.68%	958,317	8,243	3.42%
Total consumer real estate	1,796,707	17,737	3.92%	1,732,835	16,468	3.81%	1,589,899	14,577	3.65%
Other consumer	10,619	241	9.00%	10,541	240	9.13%	13,026	291	8.89%
Total loans	6,275,200	66,031	4.17%	6,158,997	62,655	4.08%	5,660,271	57,137	4.02%
Total interest-earning assets	$7,325,969	$72,152	3.91%	$7,140,571	$68,515	3.85%	$6,798,727	$62,682	3.67%
Cash and due from banks	100,228			97,129			94,547
Federal Home Loan Bank stock	12,734			13,700			11,304
Other assets	567,297			551,388			552,247
Total assets	$8,006,228			$7,802,788			$7,456,825
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,562,557	$992	0.15%	$2,568,020	$849	0.13%	$2,408,498	$756	0.12%
Money market	1,309,457	1,171	0.35%	1,287,991	935	0.29%	1,197,382	758	0.25%
Time deposits	611,080	1,168	0.76%	609,787	1,128	0.74%	635,635	1,219	0.76%
Total interest-bearing deposits	4,483,094	3,331	0.29%	4,465,798	2,912	0.26%	4,241,515	2,733	0.26%
Borrowings
Federal Home Loan Bank borrowings	53,926	302	2.22%	63,275	418	2.65%	51,100	391	3.04%
Customer repurchase agreements	172,387	67	0.15%	155,692	55	0.14%	151,982	52	0.14%
Junior subordinated debentures	73,070	578	3.14%	73,068	565	3.10%	73,184	1,037	5.64%
Subordinated debentures	34,664	427	4.89%	34,652	428	4.95%	34,617	427	4.91%
Total borrowings	334,047	1,374	1.63%	326,687	1,466	1.80%	310,883	1,907	2.44%
Total interest-bearing liabilities	$4,817,141	$4,705	0.39%	$4,792,485	$4,378	0.37%	$4,552,398	$4,640	0.41%
Demand deposits	2,174,600			2,026,770			1,976,177
Other liabilities	84,782			81,725			112,018
Total liabilities	$7,076,523			$6,900,980			$6,640,593
Stockholders' equity	929,705			901,808			816,232

Total liabilities and stockholders' equity	$8,006,228			$7,802,788			$7,456,825

Net interest income		$67,447			$64,137			$58,042

Interest rate spread (2)			3.52%			3.48%			3.26%

Net interest margin (3)			3.65%			3.60%			3.40%

Supplemental Information
Total deposits, including demand deposits	$6,657,694	$3,331		$6,492,568	$2,912		$6,217,692	$2,733
Cost of total deposits			0.20%			0.18%			0.17%
Total funding liabilities, including demand deposits	$6,991,741	$4,705		$6,819,255	$4,378		$6,528,575	$4,640
Cost of total funding liabilities			0.27%			0.26%			0.28%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $374,000, $382,000, and $374,000 for the three months ended September 30, 2017, June 30, 2017, and September 30, 2016, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Nine Months Ended
	September 30, 2017			September 30, 2016
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$103,437	$814	1.05%	$202,397	$767	0.51%
Securities
Securities - trading	1,198	—	—%	667	—	—%
Securities - taxable investments	894,809	16,618	2.48%	824,449	15,500	2.51%
Securities - nontaxable investments (1)	3,462	109	4.21%	4,557	137	4.02%
Total securities	899,469	16,727	2.49%	829,673	15,637	2.52%
Loans held for sale	4,086	68	2.23%	8,005	170	2.84%
Loans
Commercial and industrial	881,387	26,913	4.08%	845,565	24,759	3.91%
Commercial real estate (1)	3,054,336	94,057	4.12%	2,703,300	83,082	4.11%
Commercial construction	353,134	11,859	4.49%	369,403	11,376	4.11%
Small business	127,938	5,284	5.52%	105,761	4,266	5.39%
Total commercial	4,416,795	138,113	4.18%	4,024,029	123,483	4.10%
Residential real estate	699,793	20,779	3.97%	631,343	18,939	4.01%
Home equity	1,024,164	28,233	3.69%	943,857	24,452	3.46%
Total consumer real estate	1,723,957	49,012	3.80%	1,575,200	43,391	3.68%
Other consumer	10,828	722	8.91%	13,743	924	8.98%
Total loans	6,151,580	187,847	4.08%	5,612,972	167,798	3.99%
Total interest-earning assets	$7,158,572	$205,456	3.84%	$6,653,047	$184,372	3.70%
Cash and due from banks	97,457			90,527
Federal Home Loan Bank stock	13,180			12,940
Other assets	553,129			542,271
Total assets	$7,822,338			$7,298,785
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,536,954	$2,604	0.14%	$2,386,520	$2,416	0.14%
Money market	1,285,492	2,963	0.31%	1,157,731	2,171	0.25%
Time deposits	618,518	3,443	0.74%	651,044	3,752	0.77%
Total interest-bearing deposits	4,440,964	9,010	0.27%	4,195,295	8,339	0.27%
Borrowings
Federal Home Loan Bank borrowings	61,206	1,123	2.45%	63,869	1,275	2.67%
Customer repurchase agreements	161,850	178	0.15%	144,393	149	0.14%
Junior subordinated debentures	73,074	1,697	3.10%	73,233	3,072	5.60%
Subordinated debentures	34,652	1,282	4.95%	34,606	1,282	4.95%
Total borrowings	330,782	4,280	1.73%	316,101	5,778	2.44%
Total interest-bearing liabilities	$4,771,746	$13,290	0.37%	$4,511,396	$14,117	0.42%
Demand deposits	2,063,668			1,878,558
Other liabilities	84,063			107,983
Total liabilities	$6,919,477			$6,497,937
Stockholders' equity	902,861			800,848

Total liabilities and stockholders' equity	$7,822,338			$7,298,785

Net interest income		$192,166			$170,255

Interest rate spread (2)			3.47%			3.28%

Net interest margin (3)			3.59%			3.42%

Supplemental Information
Total deposits, including demand deposits	$6,504,632	$9,010		$6,073,853	$8,339
Cost of total deposits			0.19%			0.18%
Total funding liabilities, including demand deposits	$6,835,414	$13,290		$6,389,954	$14,117
Cost of total funding liabilities			0.26%			0.30%
(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $1.1 million and $1.2 million for the nine months ended September 30, 2017 and 2016, respectively.
(2) Interest rate spread represents the difference between weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Organic Loan and Deposit Growth
(Unaudited, dollars in thousands)
	Year-over-Year
	September 30 2017	September 30 2016	Balance Acquired (1)	Organic Growth/(Decline)	Organic Growth/(Decline) %
Loans
Commercial and industrial	$858,522	$857,713	$40,038	$(39,229)	(4.57)%
Commercial real estate	3,087,160	2,787,660	192,526	106,974	3.84%
Commercial construction	395,267	376,245	4,739	14,283	3.80%
Small business	130,656	115,054	110	15,492	13.46%
Total commercial	4,471,605	4,136,672	237,413	97,520	2.36%
Residential real estate	756,130	632,685	118,120	5,325	0.84%
Home equity	1,052,295	965,112	25,360	61,823	6.41%
Total consumer real estate	1,808,425	1,597,797	143,480	67,148	4.20%
Total other consumer	9,872	11,664	389	(2,181)	(18.70)%
Total loans	$6,289,902	$5,746,133	$381,282	$162,487	2.83%

Deposits
Demand deposits	$2,183,760	$2,024,235	$66,488	$93,037	4.60%
Savings and interest checking accounts	2,568,620	2,417,195	79,246	72,179	2.99%
Money market	1,302,662	1,198,959	105,364	(1,661)	(0.14)%
Time certificates of deposit	627,900	629,071	84,168	(85,339)	(13.57)%
Total deposits	$6,682,942	$6,269,460	$335,266	$78,216	1.25%

1.	Balances are reflective of both the Island Bancorp acquisition that took place in the second quarter of 2017 and the NEB acquisition that took place in the fourth quarter of 2016.

Certain amounts in prior year financial statements have been reclassified to conform to the current year's presentation.

APPENDIX A

(Unaudited, dollars in thousands, except per share data)

The following table summarizes the calculation of the Company's tangible common equity ratio and tangible book value per share for the periods indicated:

	September 30 2017	June 30 2017	September 30 2016
Tangible common equity
Stockholders' equity (GAAP)	$931,224	$914,584	$818,242	(a)
Less: Goodwill and other intangibles	242,105	243,005	210,834
Tangible common equity	$689,119	$671,579	$607,408	(b)
Tangible assets
Assets (GAAP)	$8,052,919	$8,017,293	$7,502,009	(c)
Less: Goodwill and other intangibles	242,105	243,005	210,834
Tangible assets	$7,810,814	$7,774,288	$7,291,175	(d)

Common Shares	27,437,791	27,431,171	26,320,467	(e)

Common equity to assets ratio (GAAP)	11.56%	11.41%	10.91%	(a/c)
Tangible common equity to tangible assets ratio (Non-GAAP)	8.82%	8.64%	8.33%	(b/d)
Book value per share (GAAP)	$33.94	$33.34	$31.09	(a/e)
Tangible book value per share (Non-GAAP)	$25.12	$24.48	$23.08	(b/e)

APPENDIX B

(Unaudited, dollars in thousands)

The following table summarizes the impact of noncore items on of the Company's calculation of noninterest income and noninterest expense, as well as the impact of noncore items on noninterest income as a percentage of total revenue and the efficiency ratio for the periods indicated:

	Three Months Ended			Nine Months Ended
	September 30 2017	June 30 2017	September 30 2016	September 30, 2017	September 30, 2016
Net interest income (GAAP)	$67,073	$63,755	$57,668	$191,028	$169,092	(a)

Noninterest income (GAAP)	$20,770	$21,398	$20,416	$61,080	$60,666	(b)
Noninterest income on an operating basis (Non-GAAP)	$20,770	$21,398	$20,416	$61,080	$60,666	(c)

Noninterest expense (GAAP)	$51,310	$52,809	$46,857	$152,892	$140,485	(d)
Less:
Loss on extinguishment of debt	—	—	—	—	437
Merger and acquisition expense	—	2,909	151	3,393	691
Noninterest expense on an operating basis (Non-GAAP)	$51,310	$49,900	$46,706	$149,499	$139,357	(e)

Total revenue (GAAP)	$87,843	$85,153	$78,084	$252,108	$229,758	(a+b)
Total operating revenue (Non-GAAP)	$87,843	$85,153	$78,084	$252,108	$229,758	(a+c)

Ratios
Noninterest income as a % of total revenue (GAAP based)	23.64%	25.13%	26.15%	24.23%	26.40%	(b/(a+b))
Noninterest income as a % of total revenue on an operating basis (Non-GAAP)	23.64%	25.13%	26.15%	24.23%	26.40%	(c/(a+c))
Efficiency ratio (GAAP based)	58.41%	62.02%	60.01%	60.65%	61.14%	(d/(a+b))
Efficiency ratio on an operating basis (Non-GAAP)	58.41%	58.60%	59.82%	59.30%	60.65%	(e/(a+c))